UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):      May 23, 2018

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 23, 2018, we held an annual meeting of stockholders. A total of 21,546,818 shares of our common stock were outstanding as of April 4, 2018, the record date for the annual meeting. The first matter acted upon at the annual meeting was the election of three Class I directors of our board of directors. Our stockholders elected Brian D. Connolly, Richard P. Moberg and Kevin T. Russell as members of our board of directors as Class I directors for a three-year term. The final results of the vote, as reported by our inspector of elections, were as follows:

Nominee	For	Withheld
Brian D. Connolly	15,646,468	669,861
Richard P. Moberg	15,690,444	625,885
Kevin T. Russell	15,698,400	617,929

The second matter acted upon at the annual meeting was an advisory vote on the approval of named executive officer compensation. Our stockholders approved, on an advisory basis, the compensation of individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2017 proxy statement pursuant to the compensation disclosure rules of the SEC. The final results of the vote, as reported by our inspector of elections, were as follows:

For	Against	Abstain
15,673,913	625,819	16,597

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

By: /s/ Kevin T. Russell
Kevin T. Russell
President and Chief Executive Officer
Date: May 24, 2018	General Counsel

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